Exhibit 99.1

41280 Bridge St Novi, MI 48375 P: 517.543.6400 THESHYFTGROUP.COM

THE SHYFT GROUP ANNOUNCES LEADERSHIP TRANSITION PLAN

Board Initiates CEO Succession Process;

Daryl Adams to Step Down as President and CEO Once Successor is Appointed

NOVI, Mich., June 12, 2023 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or “the Company”), the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets, today announced that its Board of Directors and Daryl Adams have initiated a succession process whereby Mr. Adams will transition from the role of President and CEO once a successor has been appointed. At that time, he will also resign from the Board of Directors and will remain with the Company in an advisory capacity for six months to help ensure a smooth transition.

“On behalf of the Board and shareholders, I want to thank Daryl for his many contributions and dedicated service to Shyft over the last nine years,” said James Sharman, Chair of the Shyft Board. “Daryl has led Shyft through an ambitious business transformation into an industrial growth company with strong prospects. Most recently, we have advanced our differentiated commercial EV, Blue Arc™, which is expected to be a significant growth driver for the Company, and we are on track to begin production in the second half of the year. The Board believes now is the right time to undertake a search for Daryl’s successor to lead the next phase of our transformation and growth strategy.”

“Serving as the CEO of Shyft has been the highlight of my professional career,” said Mr. Adams. “Today, Shyft is well positioned in the attractive last-mile delivery and infrastructure end-markets with a growing roster of innovative brands, including a cutting-edge EV platform. While the near-term market and macroeconomic environment remain dynamic, I am as confident as ever in our team’s ability to deliver for customers and drive long-term value for shareholders. I look forward to supporting the Company through a smooth leadership transition.”

The Shyft Group Board of Directors is working with a leading executive search firm to identify the Company’s next CEO.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Red Diamond™ Aftermarket Solutions, and Builtmore Contract Manufacturing™. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 4,200 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Maine, Michigan, Missouri, Pennsylvania, South Carolina, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $1.0 billion in 2022. Learn more at TheShyftGroup.com.

Forward Looking Statement

This release contains information and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

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CONTACTS

Media: Carrie Wright Chief Marketing & Communications Officer Carrie.Wright@theshyftgroup.com 313.495.2904	Investors:: Randy Wilson Vice President, Investor Relations and Treasury Investor.Relations@theshyftgroup.com 248.727.3755